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PROPWR Signs Long-Term 60 Megawatt Power Contract for Hyperscaler Data Center, Leveraging Hybrid Energy Storage Technology

MIDLAND, Texas, October 27, 2025, (Business Wire) – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) is pleased to announce that its PROPWR℠ division has secured a long-term power supply contract to commit 60 megawatts of reliable energy to support a leading hyperscaler data center operator in the Midwest region of the United States. This agreement marks a major milestone in the company’s growth strategy and establishes a commercial relationship and strategic alignment with one of the industry's largest data infrastructure players.

Under the terms of the contract, PROPWR will deploy an innovative hybrid energy system that combines battery energy storage solution (BESS) technology with high-efficiency natural gas reciprocating engine generators. This advanced configuration is designed to effectively manage rapid load swings, ensuring continuous, stable power delivery while enhancing grid resiliency and operational flexibility.

Deployment and operations are slated to begin in Q2 2026, an accelerated timeline that positions PROPWR to be ahead of industry competitors in terms of speed-to-market and execution.

“This agreement showcases our commitment to delivering cutting-edge, dependable power solutions tailored to the evolving demands of data center infrastructure development,” said Travis Simmering, President of PROPWR. “By integrating hybrid battery storage with reciprocating engine technology, we’re able to provide a highly responsive energy platform while setting the stage for future expansion and collaboration.”

Dave Bosco, Vice President at PROPWR, added, “Our client was excited when we introduced a hybrid gas generator and battery energy storage solution. By leveraging our partnerships, experience, and proven technology and service deployment experience from the oil and gas sector, PROPWR is delivering a turnkey power service focused on efficiency, resiliency, and reliability.”

The contract includes provisions for expansion in both capacity and duration, enabling the partnership to grow alongside the customer’s evolving energy requirements.

This milestone reinforces PROPWR’s role as a forward-thinking energy partner for hyperscaler data centers seeking resilient, scalable, and sustainable power solutions. The company plans to share additional updates on its PROPWR business with its third quarter 2025 earnings release later this week.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion and power services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.

About PROPWR

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PROPWR is a Midland, Texas-based provider of reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving oil and gas and data center operators in the United States. We "Rethink The Grid" by delivering innovative, turnkey power generation with a focus on partnership and service excellence. For more information visit www.propwr.com.

Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “continue,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results and future financial performance, the ability to obtain capital on attractive terms, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated commercial prospects of PROPWR, including the demand for its services and the ability to secure long-term contracts, the ability to procure additional equipment, timely receipt of such equipment and successful deployment and anticipated benefits of the new business line. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to the conflict in the Middle East region, and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business.

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The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contact:
Matt Augustine
Vice President, Finance and Investor Relations
matt.augustine@propetroservices.com
432-219-7620